EXHIBIT 4(ba)

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                 PREFERRED TRUST SECURITIES GUARANTEE AGREEMENT

                                     between

                                FPL GROUP, INC.,

                                  as Guarantor

                                       and

                              THE BANK OF NEW YORK,

                              as Guarantee Trustee

                  Relating to FPL GROUP [/2/ CAPITAL] TRUST __

                          Dated as of __________, 200_



                               __________________






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1 For use in connection with Junior Subordinated Debentures of FPL Group, Inc.

2 For use in connection with Junior Subordinated Debentures of FPL Group
  Capital Inc



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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01     Definitions..................................................1

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.01     Trust Indenture Act; Application.............................4
SECTION 2.02     Lists of Holders of Preferred Trust Securities...............4
SECTION 2.03     Reports by the Guarantee Trustee.............................4
SECTION 2.04     Periodic Reports to Guarantee Trustee........................4
SECTION 2.05     Evidence of Compliance with Conditions Precedent.............5
SECTION 2.06     Events of Default; Waiver....................................5
SECTION 2.07     Event of Default; Notice.....................................5
SECTION 2.08     Conflicting Interests........................................5

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.01     Powers and Duties of the Guarantee Trustee....................6
SECTION 3.02     Certain Rights of the Guarantee Trustee.......................7
SECTION 3.03     Not Responsible for Recitals or Issuance of Guarantee.........9

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.01     Guarantee Trustee; Eligibility................................9
SECTION 4.02     Compensation, Reimbursement and Indemnity....................10
SECTION 4.03     Appointment, Removal and Resignation of Guarantee Trustee....11

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.01     Guarantee....................................................11
SECTION 5.02     Waiver of Notice and Demand..................................11
SECTION 5.03     Obligations Not Affected.....................................12
SECTION 5.04     Rights of Holders............................................12
SECTION 5.05     Guarantee of Payment.........................................13


                                      (i)


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SECTION 5.06     Subrogation..................................................13
SECTION 5.07     Independent Obligations......................................13

                                   ARTICLE VI

                                  SUBORDINATION

SECTION 6.01     Subordination................................................13

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.01     Termination..................................................14

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01     Successors and Assigns.......................................14
SECTION 8.02     Amendments...................................................14
SECTION 8.03     Notices......................................................14
SECTION 8.04     Benefit......................................................16
SECTION 8.05     Interpretation...............................................16
SECTION 8.06     Governing Law................................................16
SECTION 8.07     Counterparts.................................................16


                                      (ii)
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                             CROSS-REFERENCE TABLE*

Section of                                                            Section of
Trust Indenture Act                                                    Guarantee
of 1939, as amended                                                    Agreement
-------------------                                                    ---------


310(a)...................................................................4.01(a)
310(b).............................................................4.01(c), 2.08
310(c)..............................................................Inapplicable
311(a)...................................................................2.02(b)
311(b)...................................................................2.02(b)
311(c)..............................................................Inapplicable
312(a)...................................................................2.02(a)
312(b)...................................................................2.02(b)
313.........................................................................2.03
314(a)......................................................................2.04
314(b)..............................................................Inapplicable
314(c)......................................................................2.05
314(d)..............................................................Inapplicable
314(e)................................................................1.01,2.05,
                                                                            3.02
314(f)......................................................................2.01
315(a)................................................................3.01, 3.02
315(b)......................................................................2.07
315(c)......................................................................3.01
315(d)...................................................................3.01(c)
315(e)...................................................................2.01(a)
316(a)................................................................5.04, 2.06
316(b).............................................................2.06(b), 5.03
316(c)......................................................................8.01
317(a)..............................................................Inapplicable
317(b)..............................................................Inapplicable
318(a)...................................................................2.01(b)
318(b)......................................................................2.01
318(c)...................................................................2.01(a)

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*    This Cross-Reference Table does not constitute part of the Preferred Trust
     Securities Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.


                                     (iii)


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         This PREFERRED TRUST SECURITIES GUARANTEE AGREEMENT ("Guarantee
Agreement"), dated as of __________, 200_, is executed and delivered by FPL Group, Inc., a Florida corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Trust Securities (as defined herein, the "Securities") of FPL Group [/2/ Capital] Trust __, a Delaware statutory trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of __________, 200_, among the Trustees named therein, FPL Group, Inc., as Depositor and the several Holders (as defined therein), the Issuer is issuing as of the date hereof $__________ aggregate Liquidation Amount of its ____% Preferred Trust Securities (the "Preferred Trust Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

         WHEREAS, the Preferred Trust Securities are to be issued for sale by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Trust Securities (as defined herein) are to be invested in $__________ principal amount of Debentures (as defined in the Trust Agreement) of the Debenture Issuer (as defined in the Trust Agreement), which Debentures will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as an incentive for Holders to purchase Preferred Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the purchase of Preferred Trust Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

         "AUTHORIZED OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or agent of the Guarantor duly authorized by the Board of Directors of the Guarantor to act in respect of matters relating to this Guarantee Agreement.

         "COMMON TRUST SECURITIES" means the common securities representing undivided beneficial interests in the assets of the Issuer that will be issued to FPL Group, Inc., as Depositor and has the terms set forth in the Trust Agreement.

         "EVENT OF DEFAULT" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee or any Holder (with a copy to the Guarantee Trustee) and shall not have cured such default within 90 days after receipt of such notice, unless the Holder shall agree in writing to an extension of such period prior to its expiration; provided, however, that such Holder shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Guarantee Trustee within such period and is being diligently pursued.

         "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Preferred Trust Securities, to the extent not paid or made by or on behalf of the Issuer, or for which payment has not been provided: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Trust Securities but only if and to the extent that the Property Trustee has available in the Payment Account funds legally available and sufficient to make such payment at such time, (ii) the redemption price (the "Redemption Price"), and all accrued and unpaid Distributions to the date of redemption, with respect to the Preferred Trust Securities called for redemption by the Issuer but only if and to the extent that the Property Trustee has available in the Payment Account funds legally available and sufficient to make such payment, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Debentures as provided in the Trust Agreement), the lesser of (a) the aggregate of the Liquidation Amount of all Preferred Trust Securities and all accrued and unpaid Distributions on the Preferred Trust Securities to the date of payment but only if and to the extent that the Property Trustee has legally available in the Payment Account funds sufficient to make such payment at such time, and (b) the amount of assets of the Issuer remaining legally available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"), provided that any merger, consolidation, amalgamation, replacement, conveyance, transfer or lease permitted under Section
9.05 of the Trust Agreement shall not be deemed a voluntary or involuntary dissolution, winding-up or termination of the Issuer for purposes of clause
(iii) hereof.

         "GUARANTEE TRUSTEE" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

         "HOLDER" means a Person in whose name a Preferred Trust Security or Preferred Trust Securities is registered in the Securities Register; provided, however, that in determining whether the holders of the requisite percentage of Preferred Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "MAJORITY IN LIQUIDATION AMOUNT OF THE PREFERRED TRUST SECURITIES" means a vote by Holders, voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all then outstanding Preferred Trust Securities.

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         "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized
Officer of the Guarantor, and delivered to the Guarantee Trustee. Any Officer's Certificate or Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

               (a) a statement that the officer or counsel signing the Officer's Certificate or the Opinion of Counsel has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer or counsel in rendering the Officer's Certificate or the Opinion of Counsel;

               (c) a statement that such officer or counsel has made such examination or investigation as, in such officer's or counsel's opinion, is necessary to enable such officer or counsel to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of such officer or counsel, such condition or covenant has been complied with.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Guarantee Trustee, the Guarantor or an Affiliate of the Guarantor, or an employee of any thereof, and who shall be reasonably acceptable to the Guarantee Trustee. Any Opinion of Counsel pertaining to income tax matters may rely on published rulings of the Internal Revenue Service.

         "RESPONSIBLE OFFICER" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Guarantee Agreement.

         "SUBORDINATED INDENTURE" means the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of [/1/ ________] [/2/ March 1, 2004], among FPL Group, Inc. [/2/, as guarantor, the Debenture Issuer] and The Bank of New York, as trustee pursuant to which the Debentures are issued, together with any indenture supplemental thereto.

         "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.01 TRUST INDENTURE ACT; APPLICATION. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.02 LISTS OF HOLDERS OF PREFERRED TRUST SECURITIES. (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, not later than __________ and __________ in each year, commencing __________, 200_, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of Preferred Trust Securities ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor and the Issuer of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or the Issuer; and provided, further, that the Guarantor shall not be obligated to provide such List of Holders so long as the Guarantee Trustee shall be the Security Registrar. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a) of the Trust Indenture Act, subject to the provisions of Sections 311(b) and 312(b) of the Trust Indenture Act.

         SECTION 2.03 REPORTS BY THE GUARANTEE TRUSTEE. Within 60 days after each ___________, commencing ___________, 200_, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. Any such report shall be dated as of the next preceding ___________. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

         SECTION 2.04 PERIODIC REPORTS TO GUARANTEE TRUSTEE. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and shall deliver to the Guarantee Trustee the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act, each, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) of the Trust Indenture Act may be given in the form of an Officer's Certificate.

         SECTION 2.06 EVENTS OF DEFAULT; WAIVER. (a) The Holders of a Majority in Liquidation Amount of Preferred Trust Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b) The right of any Holder to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

         SECTION 2.07 EVENT OF DEFAULT; NOTICE. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, a notice of such Event or Events of Default known to the Guarantee Trustee, unless such default shall have been cured or waived before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer of the Guarantee Trustee shall have actual knowledge of the Event of Default or (2) a written notice of such Event of Default shall have been given to the Guarantee Trustee by the Guarantor, the Issuer or by any Holder.

         SECTION 2.08 CONFLICTING INTERESTS. To the extent permitted by the Trust Indenture Act, the Guarantee Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture, dated as of June 1, 1999, between FPL Group Capital Inc and The Bank of New York, as trustee, the Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York, as guarantee trustee, the Purchase Contract Agreement, dated as of February 1, 2002, between the Guarantor and The Bank of New York, as purchase contract agent, attorney-in-fact and trustee, the Purchase Contract Agreement, dated as of June 1, 2002, between the Guarantor and The Bank of New York, as purchase contract agent, attorney-in-fact and trustee, the Trust Agreement, the Subordinated Indenture, dated as of March 1, 2004, among the Guarantor, FPL Group Capital Inc and The Bank of New York, as trustee, the Preferred Trust Securities Guarantee Agreement, dated as of March 15, 2004, among the Guarantor and The Bank of New York, as guarantee trustee, the Amended and Restated Trust Agreement, dated as of March 15, 2004, among the Guarantor, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, the administrative trustees named therein and several holders of trust securities, the Preferred Trust Securities Guarantee Agreement, dated as of March 15, 2004, between the Guarantor, as guarantor and The Bank of New York, as guarantee trustee, the Trust Agreement, the Subordinated Indenture and such agreements, guarantees, and the securities of any series issued thereunder shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

         SECTION 3.01 POWERS AND DUTIES OF THE GUARANTEE TRUSTEE. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement or any rights hereunder to any Person except a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (c) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee
               shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Guarantee
               Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement or of the Trust Indenture Act (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

               (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity, satisfactory to the Guarantee Trustee in the exercise of its reasonable judgment, against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

         SECTION 3.02 CERTAIN RIGHTS OF THE GUARANTEE TRUSTEE. (a) Subject to the provisions of Section 3.01:

               (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate, or as otherwise expressly provided herein;

               (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

               (iv) the Guarantee Trustee may consult with counsel of its choice, and the written advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantee Trustee, the Guarantor or any of the Affiliates thereof and may include any of the employees thereof; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

               (v) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence and continuance of an Event of Default, of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Guarantee Agreement;

               (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

               (viii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (1) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
          (3) shall be protected in relying on or acting in accordance with such instructions; and

               (ix) the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such permissive power or authority.

         SECTION 3.03 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE AGREEMENT. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement except that it is duly authorized and qualified to enter into and perform its responsibilities under this Guarantee Agreement.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

         SECTION 4.01 GUARANTEE TRUSTEE; ELIGIBILITY. (a) There shall at all times be a Guarantee Trustee which shall:

                    (i) not be an Affiliate of the Guarantor; and

                    (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in
          Section 4.03(c).

               (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act after giving effect to the provisions of Section
          2.08 hereof, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.02 COMPENSATION, REIMBURSEMENT AND INDEMNITY. The Guarantor agrees:

          (a) to pay the Guarantee Trustee from time to time such compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (c) to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance of the trusts created by, or the administration of, this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The provisions of this Section shall survive the termination of this Guarantee Agreement.

         SECTION 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF GUARANTEE TRUSTEE.
(a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed by the Guarantor and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

         (e) The Guarantor shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a Successor Guarantee Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the Successor Guarantee Trustee and the address of its corporate trust office.

         (f) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.01 GUARANTEE. Subject to Section 6.01 hereof, the Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer [/2/ or by the Guarantor pursuant to the Subordinated Indenture]), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.03 OBLIGATIONS NOT AFFECTED. The obligation of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Trust Securities to be performed or observed by the Issuer (except that the Guarantor will have the benefit of any release or waiver granted in accordance with the Subordinated Indenture or the Trust Agreement);

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Trust Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Subordinated Indenture) (except that the Guarantor will have the benefit of any extension of time granted in accordance with the Subordinated Indenture or the Trust Agreement);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Trust Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) if an Event of Default has occurred and is continuing, the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement, and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder may enforce this Guarantee Agreement, or institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee, or any other Person.

          SECTION 5.05 GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except (i) by payment of the Guarantee Payments in full by the Guarantor (without duplication), or (ii) upon the termination of this Guarantee Agreement pursuant to Section 7.01 hereof.

          SECTION 5.06 SUBROGATION. The Guarantor shall be subrogated to all, if any, rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to or for such Holder in accordance with the Trust Agreement.

          SECTION 5.07 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

                                   ARTICLE VI

                                  SUBORDINATION

         SECTION 6.01 SUBORDINATION. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment, and subject to, all other liabilities of the Guarantor, [/2/ including the subordinated guarantee of the Debentures pursuant to the Subordinated Indenture], except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any of the most senior preferred stock or preference stock of any Affiliate of the Guarantor and (iii) senior to all common stock of the Guarantor. [This Guarantee Agreement will rank pari passu with the Guarantee Agreement, dated as of March 15, 2004, between the

Guarantor and The Bank of New York, as guarantee trustee.] Each Person, by virtue of having become a Holder of a Security, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Guarantee Agreement, the Trust Agreement and the Subordinated Indenture.

                                   ARTICLE VII

                                   TERMINATION

          SECTION 7.01 TERMINATION. This Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Trust Securities, and all accrued and unpaid Distributions to the date of redemption, (ii) the distribution of Debentures to Holders in exchange for all of the Preferred Trust Securities, or (iii) full payment of the amounts payable to or for the Holders in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Trust Securities or under this Guarantee Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01 AMENDMENTS. This Guarantee Agreement may be amended only by an instrument in writing duly executed by the Guarantor and the Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required) and subject to Section 2.06(b) hereof, this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Trust Securities. No amendment may impair the right of any Holder to receive payment of any Guarantee Payments in accordance with this Guarantee Agreement as in effect on the date hereof or to institute suit for the enforcement of any such payment without, in each case, the consent of each such Holder. Any such approval shall be deemed to be on behalf of the Holders of all the Preferred Trust Securities. The provisions of
Article VI of the Trust Agreement concerning meetings or consents of Holders shall apply to the giving of such approval.

          SECTION 8.02 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Trust Securities then outstanding. Except in connection with a consolidation, merger or other transfer involving the Guarantor that is permitted under Article Eleven of the Subordinated Indenture and pursuant to which the assignee or successor, if any, agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

          SECTION 8.03 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, facsimiled or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Preferred Trust Securities:

                           FPL Group, Inc.
                           700 Universe Boulevard
                           Juno Beach, Florida 33408
                           Facsimile: (561) 694-3707
                           Attention:  Treasurer

          (b) if given to the Issuer, in care of the Administrative Trustees, at the Issuer's (and the Administrative Trustees') address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Guarantee Trustee and the Holders:

                           FPL Group [/2/ Capital] Trust __
                           c/o FPL Group, Inc.
                           700 Universe Boulevard
                           Juno Beach, Florida 33408
                           Facsimile: (561) 694-3707
                           Attention:  Treasurer

          (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Trust Securities:

                           The Bank of New York
                           101 Barclay Street, 8W
                           New York, New York  10286
                           Facsimile: (646) 835-8457

                           Attention:  Corporate Trust Administration

                           With a copy to:

                           The Bank of New York Trust Company, N.A.
                           10161 Centurion Parkway
                           Jacksonville, Florida 32256
                           Facsimile: (904) 645-1921
                           Attention:

          (d) if given to any Holder, at the address set forth on the Securities Register.

          All notices hereunder shall be deemed to have been given when received in person, facsimiled with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 8.04 BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Trust Securities.

          SECTION 8.05 INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

          (a) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (b) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (e) a reference to the singular includes the plural and vice versa;
     and

          (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 8.06 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

          SECTION 8.07 COUNTERPARTS.

          This Guarantee Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS GUARANTEE AGREEMENT is executed, in New York, New York, as of the day and year first above written.

                                   FPL GROUP, INC.,
                                     as Guarantor

                                   By:__________________________________________
                                      Name:
                                      Title:



                                   THE BANK OF NEW YORK,
                                     as Guarantee Trustee

                                   By:__________________________________________
                                      Name:
                                      Title: